Exhibit 99.1
P.O. Box 25099 ~ Richmond, VA 23260 ~ Phone: (804) 359-9311 ~ Fax: (804) 254-3584
______________________________________________________________________________________________________
P R E S S R E L E A S E

CONTACT:	Universal Corporation Investor Relations	RELEASE:	4:16 p.m. ET
Phone: (804) 359-9311
Fax: (804) 254-3584
Email: investor@universalleaf.com

Universal Corporation Reports First Quarter Fiscal Year 2027 Results

Richmond, VA August 5, 2026 / BUSINESSWIRE
___________________________________________________________________________________

Universal Corporation (NYSE:UVV) (“Universal” or the “Company”), a global business-to-business agriproducts company, today announced financial results for the quarter ended June 30, 2026.

Preston D. Wigner, Chairman, President, and Chief Executive Officer of Universal, stated, “We are starting fiscal year 2027 with confidence in the long-term strategic direction of our company. We are focused on creating sustainable value through disciplined execution across our businesses. In tobacco, we believe that our long-standing market expertise and measured approach position us well to navigate current oversupply conditions, make prudent buying decisions, and be a trusted, full-service partner to our customers. In ingredients, we are leveraging our platform growth investments and focusing on improving commercial execution, facility utilization, and financial and operational efficiencies. We expect certain of our improvement efforts to continue through our next fiscal year.”

Mr. Wigner continued, “Our first fiscal quarter results reflected the expected timing and market dynamics in our tobacco business, in comparison to our exceptional first quarter results in the prior fiscal year. Purchasing activity was slower as we and our customers evaluated green tobacco price trends amid oversupply conditions in flue-cured and burley markets and monitored potential weather impacts on next season’s crops. We are pleased with our current customer indications and commitments, and we expect customer demand to remain consistent with our fiscal year sales plan. In our ingredients business, revenue was down slightly from the prior year’s quarter, and results continued to be negatively affected by persistent consumer market headwinds, high fixed costs at our expanded Lancaster facility, and longer-than-anticipated product development cycles. We continued to implement our initiatives to strengthen the
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ingredients platform for long-term success, which include enhancements to leadership, systems, operational capabilities, and commercial execution. During the fiscal quarter, our liquidity position remained strong, and our debt levels were down due to reduced working capital usage, driven by tobacco crop purchase timing and lower green tobacco prices.”

FINANCIAL HIGHLIGHTS
	Three Months Ended June 30,		Change
(in millions of dollars, except per share data)	2026	2025	%

Consolidated Results
Sales and other operating revenue	$523.8	$593.8	(12)%
Cost of goods sold	$440.7	$479.6	(8)%
Gross profit margin percentage	15.9%	19.2%	-330 bps
Selling, general and administrative expenses	$80.8	$79.2	2%
Restructuring and impairment costs	$—	$1.1	(100)%
Operating income	$2.3	$33.8	(93)%
Adjusted operating income (non-GAAP)*	$2.3	$34.9	(93)%
Net income (loss) attributable to Universal Corporation	$(5.0)	$8.5	(159)%
Adjusted net income (loss) attributable to Universal Corporation (non-GAAP)*	$(5.0)	$9.6	(152)%
Diluted earnings (loss) per share	$(0.20)	$0.34	(159)%
Adjusted diluted earnings (loss) per share (non-GAAP)*	$(0.20)	$0.38	(153)%
Segment Results
Tobacco operations sales and other operating revenues	$437.1	$504.7	(13)%
Tobacco operations operating income	$3.5	$35.7	(90)%
Ingredients operations sales and other operating revenues	$86.7	$89.1	(3)%
Ingredients operations operating income (loss)	$(0.7)	$1.7	(139)%
*See Reconciliation of Certain Non-GAAP Financial Measures in Other Items below

First Quarter Fiscal 2027 Highlights

Consolidated Results
•Revenue down $70.0 million to $523.8 million primarily on lower tobacco sales volumes and prices.
•Operating income down $31.5 million to $2.3 million on a less favorable product mix and lower carryover crop sales in the Tobacco Operations segment and continued market headwinds and high fixed costs in the Ingredients Operations segment.
Tobacco Operations Segment
•The first fiscal quarter is historically a slow quarter for our tobacco business.
•Revenue down $67.6 million, or 13%, on lower tobacco sales volumes and prices.
•Segment operating income down $32.2 million largely on product mix and lower sales of carryover crop tobacco as well as unfavorable foreign currency comparisons.
•Tobacco sales volumes down 9% on lower consolidated sales of carryover crop tobacco.
•Tobacco sales prices down 6% on product mix and lower green tobacco prices.
•Tobacco Operations segment results reflected:
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•Seasonal patterns with lower tobacco sales and high working capital outlays for tobacco purchases;
•Lower sales of carryover crop tobacco;
•A less favorable product mix in Asia;
•Oversupply conditions, particularly for flue-cured and burley tobacco; and
•Unfavorable foreign currency comparisons.
•Uncommitted tobacco inventory levels at 24% as of June 30, 2026, were below March 31, 2026 levels, and remained slightly above our target range due to delayed customer purchase commitments.
•Tobacco shipments are expected to be heavily weighted to the second half of fiscal year 2027 and to follow historical shipping patterns.

Ingredients Operations Segment
•Revenue down $2.4 million, as sales of certain products were negatively impacted by market headwinds.
•Operating income down $2.4 million on product mix and high fixed costs from our expanded production facility, as well as inventory write-downs.
•Market headwinds included persistent weakness in the consumer-packaged-goods industry, supply constraints, particularly tight apple markets in the Pacific Northwest, inflationary pressures, and tariff volatility.
•Ongoing focus on strengthening commercial execution, improving facility utilization, and enhancing financial and operational efficiencies to offset high fixed operating costs and improve performance at our Lancaster facility.

Select Balance Sheet Items, Liquidity, and Debt
•Lower working capital usage on timing of tobacco crop purchases.
•Total debt down $55.5 million at June 30, 2026, compared to June 30, 2025.
•Net debt (non-GAAP) down $51.6 million at June 30, 2026, compared to June 30, 2025.
•Interest expense down $1.3 million in the quarter ended June 30, 2026, compared to the quarter ended June 30, 2025.
•Approximately $1.1 billion of available liquidity, consisting of cash and committed and uncommitted credit lines, as of June 30, 2026.

Additional Items
•Restructuring and impairment costs of $1.1 million in the quarter ended June 30, 2025.
•Income tax benefit of approximately $4.5 million, or 35% of the pre-tax loss, in the quarter ended June 30, 2026, compared to an income tax expense of $5.3 million and consolidated effective tax rate of 27% in the quarter ended June 30, 2025.

Sustainability Update

Universal continues to strengthen the foundation of its business through investments in environmental, health, and safety capabilities that support long-term sustainability and operational resilience. Recent initiatives include the implementation of an enhanced global safety management software platform and a comprehensive Global EHS Management System. The new systems improve visibility across operations, support greater consistency and accountability, and strengthen the Company's approach to risk management across its global footprint. By reinforcing a culture of safety, transparency, and continuous improvement, these investments help position Universal for long-term success.
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Other Items

Reconciliation of Certain Non-GAAP Financial Measures
Adjusted operating income (loss), adjusted net income (loss) attributable to Universal Corporation, adjusted diluted earnings (loss) per share, and the total for segment operating income (loss) are non-GAAP financial measures. These measures are not financial measures calculated in accordance with generally accepted accounting principles ("GAAP") and should not be considered as substitutes for operating income (loss), net income (loss) attributable to Universal Corporation, diluted earnings (loss) per share, cash from operating activities or any other operating or financial performance measure calculated in accordance with GAAP, and may not be comparable to similarly-titled measures reported by other companies. Reconciliations of adjusted operating income (loss) to consolidated operating (income), adjusted net income (loss) attributable to Universal Corporation to consolidated net income (loss) attributable to Universal Corporation and adjusted diluted earnings (loss) per share to diluted earnings (loss) per share are provided below. In addition, a reconciliation of the total for segment operating income (loss) to consolidated operating income (loss) is provided in Note 3. "Segment Information" to the consolidated financial statements. Management evaluates the consolidated Company and segment performance excluding certain significant charges or credits. Management believes these non-GAAP financial measures, which exclude items that it believes are not indicative of its core operating results, can provide investors with important information that is useful in understanding its business results and trends.

Net debt, net capitalization, and net debt to net capitalization ratio are also non-GAAP financial measures. These measures are not financial measures calculated in accordance with GAAP and should not be considered substitutes for total debt, total capitalization, total debt to total capitalization ratio, or any other operating or financial performance measures calculated in accordance with GAAP, and may not be comparable to similarly-titled measures reported by other companies. Reconciliations of net debt to total debt and net capitalization to total capitalization are provided below. Management believes these non-GAAP measures are meaningful indicators of liquidity and financial position.

The following tables set forth certain non-recurring items included in reported results to reconcile adjusted operating income to consolidated operating income and adjusted net income (loss) attributable to Universal Corporation to net income (loss) attributable to Universal Corporation:
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Adjusted Operating Income Reconciliation
	Three Months Ended June 30,
(in thousands)	2026	2025
As Reported: Consolidated operating income	$2,296	$33,813
Restructuring and impairment costs(1)	—	1,122
As Adjusted operating income (non-GAAP)	$2,296	$34,935

Adjusted Net Income (Loss) Attributable to Universal Corporation and Adjusted Diluted Earnings (Loss) Per Share Reconciliation

(in thousands except for per share amounts)	Three Months Ended June 30,
	2026	2025
As Reported: Net income (loss) attributable to Universal Corporation	$(5,016)	$8,497
Restructuring and impairment costs(1)	—	1,122
Total of non-GAAP adjustments to income (loss) before income taxes	—	1,122
Non-GAAP adjustments to income taxes
Income tax benefit from restructuring and impairment costs(1)(2)	—	(35)
Total of income tax impacts for non-GAAP adjustments to income (loss) before income taxes	—	(35)
As adjusted: Net income (loss) attributable to Universal Corporation (non-GAAP)	$(5,016)	$9,584
As reported: Diluted earnings (loss) per share	$(0.20)	$0.34
As adjusted: Diluted earnings (loss) per share (non-GAAP)	$(0.20)	$0.38

(1)    Restructuring and impairment costs are included in Consolidated operating income in the consolidated statements of income, but excluded for purposes of Adjusted operating income, Adjusted net income (loss) available to Universal Corporation, and Adjusted diluted earnings (loss) per share.
(2)    The income tax effect of non-GAAP adjustments was determined based on the timing and nature of the specific non-GAAP adjustments and their relevant jurisdictional income tax rates (foreign, state, and local) and the applicable U.S. federal income tax rates. The Company considers current and deferred income tax rates to calculate the impact to income taxes for the non-GAAP adjustments.

The following table reconciles total debt to net debt and net capitalization:

Net Debt and Net Capitalization Reconciliation
	June 30,	June 30,	March 31,
(in thousands)	2026	2025	2026
Add: Notes payable and overdrafts	$567,011	$621,275	$287,564
Add: Long-term obligations	616,869	618,057	616,727
Add: Current portion of long-term obligations	—	—	—
Total Debt	1,183,880	1,239,332	904,291
Add: Customer advances and deposits	3,531	4,557	3,376
Less: Cash and cash equivalents	173,593	178,435	62,178
Net Debt (non-GAAP)	$1,013,818	$1,065,454	$845,489
Add: Total Universal Corporation shareholders' equity	1,388,829	1,458,917	1,415,400
Net Capitalization (non-GAAP)	$2,402,647	$2,524,371	$2,260,889

Net Debt/Net Capitalization (non-GAAP)	42%	42%	37%
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Investor Conference Call

At 10:00 a.m. (Eastern Time) on August 6, 2026, the Company will host a conference call to discuss these results. Those wishing to listen to the call may do so by visiting www.universalcorp.com at that time. A replay of the webcast will be available at that site through November 6, 2026.

About Universal Corporation

Universal Corporation (NYSE:UVV) is a global agricultural company with over 100 years of experience supplying products and innovative solutions to meet our customers’ evolving needs and precise specifications. Through our diverse network of farmers and partners across more than 30 countries on five continents, we are a trusted provider of high-quality, traceable products. We leverage our extensive supply chain expertise, global reach, integrated processing capabilities, and commitment to sustainability to provide a range of products and services designed to drive efficiency and deliver value to our customers. For more information, visit www.universalcorp.com.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Among other things, these statements include statements made in Mr. Wigner’s quotations, statements regarding expectations with respect to our fiscal year 2027 performance, our strategic plans, ingredients business, tobacco business, including expectations with respect to size, shipments and sales and purchases of tobacco crops. These forward-looking statements are generally identified by the use of words such as we “expect,” “believe,” “anticipate,” “could,” “should,” “may,” “plan,” “will,” “predict,” “estimate,” and similar expressions or words of similar import. These forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results, performance, or achievements to be materially different from any anticipated results, prospects, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: product purchased not meeting quality and quantity requirements; reliance on a few large customers; anticipated levels of demand for and supply of our products and services; tobacco growing conditions and customer requirements; major shifts in customer requirements for leaf tobacco; higher inflation rates, tariffs and other pressures on costs; weather and other conditions; exposure to certain legal, regulatory and financial risks related to climate change; industry-specific risks related to our plant-based ingredients businesses; disruption of our supply chain for our plant-based ingredients; success in pursuing strategic investments or acquisitions and integration of new businesses and the impact of these new businesses on future results; our ability to maintain effective information technology systems and safeguard confidential information; our inability to attract, develop, retain, motivate, and maintain good relationships with our workforce; our dependence on a seasonal workforce; epidemics, pandemics or similar widespread public health concerns; government efforts to regulate the production and consumption of tobacco products; government actions on the sourcing of leaf tobacco; economic and political conditions in the countries in which we and our customers operate, including the ongoing impacts from international conflicts; sustainability considerations from governments and other stakeholders; changes in tax laws in the countries where we do business; failure of our customers or suppliers to repay extensions of credit; changes in exchange rates; changes in interest rates; and low investment performance by our defined benefit pension plan assets and changes in pension plan valuation assumptions. Please also refer to the risks and uncertainties as discussed in Part I, Item 1A. “Risk Factors” of Universal’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, and related disclosures in other filings that Universal files with the Securities and Exchange Commission (the "SEC"), which are available on the SEC’s website at www.sec.gov. All
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risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all of the forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. Universal cautions investors not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made, and it undertakes no obligation to update any forward-looking statements made, except as required by law.

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UNIVERSAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(in thousands of dollars, except per share data)

	Three Months Ended June 30,
	2026	2025
	(Unaudited)
Sales and other operating revenues	$523,779	$593,762
Costs and expenses
Cost of goods sold	440,691	479,635
Selling, general and administrative expenses	80,792	79,192
Restructuring and impairment costs	—	1,122
Operating income	2,296	33,813
Equity in pretax earnings (loss) of unconsolidated affiliates	510	2,435
Other non-operating income (expense)	91	586
Interest income	741	647
Interest expense	16,507	17,777
Income (loss) before income taxes and other items	(12,869)	19,704
Income taxes	(4,519)	5,337
Net income (loss)	(8,350)	14,367
Less: net (income) loss attributable to noncontrolling interests in subsidiaries	3,334	(5,870)
Net income (loss) attributable to Universal Corporation	$(5,016)	$8,497

Earnings per share:
Basic	$(0.20)	$0.34
Diluted	$(0.20)	$0.34

See accompanying notes.

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UNIVERSAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)

	June 30,	June 30,	March 31,
	2026	2025	2026
	(Unaudited)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$173,593	$178,435	$62,178
Accounts receivable, net	348,036	424,157	563,864
Advances to suppliers, net	102,880	79,154	177,222
Accounts receivable—unconsolidated affiliates	104,518	127,701	12,300
Inventories—at lower of cost or net realizable value:
Tobacco	1,165,542	1,219,769	832,360
Other	206,658	205,036	203,537
Prepaid income taxes	34,116	22,715	22,958
Other current assets	104,583	89,360	97,278
Total current assets	2,239,926	2,346,327	1,971,697

Property, plant and equipment
Land	26,414	26,266	26,249
Buildings	333,702	337,290	333,416
Machinery and equipment	768,886	739,899	759,654
	1,129,002	1,103,455	1,119,319
Less accumulated depreciation	(752,384)	(728,180)	(746,365)
	376,618	375,275	372,954
Other assets
Operating lease right-of-use assets	35,134	38,428	37,272
Goodwill, net	172,679	213,864	172,695
Other intangibles, net	46,593	55,237	48,604
Investments in unconsolidated affiliates	81,243	87,988	82,287
Deferred income taxes	18,565	20,461	15,636
Pension asset	16,496	13,006	16,542
Other noncurrent assets	48,213	38,721	49,080
	418,923	467,705	422,116

Total assets	$3,035,467	$3,189,307	$2,766,767

See accompanying notes.

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UNIVERSAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands of dollars)

	June 30,	June 30,	March 31,
	2026	2025	2026
	(Unaudited)	(Unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable and overdrafts	$567,011	$621,275	$287,564
Accounts payable	90,976	119,803	90,139
Accounts payable—unconsolidated affiliates	255	76	510
Customer advances and deposits	3,531	4,557	3,376
Accrued compensation	25,079	22,577	33,234
Income taxes payable	12,946	15,528	17,643
Current portion of operating lease liabilities	10,471	11,233	11,172
Accrued expenses and other current liabilities	160,667	147,639	120,603
Total current liabilities	870,936	942,688	564,241

Long-term debt	616,869	618,057	616,727
Pensions and other postretirement benefits	35,434	36,307	35,471
Long-term operating lease liabilities	22,858	24,945	24,359
Other long-term liabilities	26,253	26,032	24,925
Deferred income taxes	40,223	41,689	39,920
Total liabilities	1,612,573	1,689,718	1,305,643

Shareholders’ equity
Universal Corporation:
Preferred stock:
Series A Junior Participating Preferred Stock, no par value, 500,000 shares authorized, none issued or outstanding	—	—	—
Common stock, no par value, 100,000,000 shares authorized 24,938,259 shares issued and outstanding at June 30, 2026 (24,807,613 at June 30, 2025 and 24,923,496 at March 31, 2026)	353,899	355,498	351,523
Retained earnings	1,109,026	1,174,758	1,136,989
Accumulated other comprehensive loss	(74,096)	(71,339)	(73,112)
Total Universal Corporation shareholders' equity	1,388,829	1,458,917	1,415,400
Noncontrolling interests in subsidiaries	34,065	40,672	45,724
Total shareholders' equity	1,422,894	1,499,589	1,461,124

Total liabilities and shareholders' equity	$3,035,467	$3,189,307	$2,766,767

See accompanying notes.

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UNIVERSAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of dollars)

	Three Months Ended June 30,
	2026	2025
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(8,350)	$14,367
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Depreciation and amortization	12,760	13,582
Net provision for losses (recoveries) on advances to suppliers	1,752	52
Inventory writedowns	1,624	1,469
Stock-based compensation expense	5,378	7,575
Foreign currency remeasurement (gain) loss, net	2,821	(2,362)
Foreign currency exchange contracts	1,250	(6,162)
Deferred income taxes	(3,013)	(3,259)
Equity in net loss (income) of unconsolidated affiliates, net of dividends	(200)	(1,943)
Restructuring and impairment costs	—	1,122
Restructuring payments	—	(2,669)
Other, net	348	(43)
Changes in operating assets and liabilities, net:	(131,489)	(226,832)
Net cash used by operating activities	(117,119)	(205,103)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(15,926)	(12,053)
Proceeds from sale of property, plant and equipment	281	143
Net cash used by investing activities	(15,645)	(11,910)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of short-term debt, net	278,220	165,861
Dividends paid to noncontrolling interests	(8,235)	(7,203)
Repurchase of common stock	(2,746)	—
Dividends paid on common stock	(20,437)	(20,020)
Other	(2,504)	(4,016)
Net cash provided by financing activities	244,298	134,622

Effect of exchange rate changes on cash, restricted cash and cash equivalents	(119)	711
Net increase (decrease) in cash, restricted cash and cash equivalents	111,415	(81,680)
Cash, restricted cash and cash equivalents at beginning of year	62,178	260,115

Cash, restricted cash and cash equivalents at end of period	$173,593	$178,435
See accompanying notes.
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NOTE 1. BASIS OF PRESENTATION

Universal Corporation, which together with its subsidiaries is referred to herein as “Universal” or the “Company,” is a global business-to-business agri-products supplier to consumer product manufacturers. The Company is the leading global leaf tobacco supplier and provides high-quality plant-based ingredients to food and beverage end markets. Because of the seasonal nature of the Company’s business, the results of operations for any fiscal quarter will not necessarily be indicative of results to be expected for other quarters or a full fiscal year. All adjustments necessary to state fairly the results for the period have been included and were of a normal recurring nature. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026.

NOTE 2.   EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share:

	Three Months Ended June 30,
(in thousands, except share and per share data)	2026	2025

Basic Earnings (Loss) Per Share
Numerator for basic earnings (loss) per share
Net income (loss) attributable to Universal Corporation	$(5,016)	$8,497

Denominator for basic earnings (loss) per share
Weighted average shares outstanding	25,081,430	24,999,570

Basic earnings (loss) per share	$(0.20)	$0.34

Diluted Earnings (Loss) Per Share
Numerator for diluted earnings (loss) per share
Net income (loss) attributable to Universal Corporation	$(5,016)	$8,497

Denominator for diluted earnings (loss) per share:
Weighted average shares outstanding	25,081,430	24,999,570
Effect of dilutive securities
Employee and outside director share-based awards	—	132,287
Denominator for diluted earnings (loss) per share	25,081,430	25,131,857

Diluted earnings (loss) per share	$(0.20)	$0.34

NOTE 3. SEGMENT INFORMATION

Management regularly evaluates the Company’s global business activities, including product and service offerings to its customers, as well as senior management’s operational and financial responsibilities. Assessments include an analysis of how its Chief Operating Decision Maker (“CODM”) measures business performance and allocates resources. As a result of this analysis, senior management has determined the Company conducts operations across two reportable operating segments, Tobacco Operations and Ingredients Operations.
The Tobacco Operations segment activities involve contracting, procuring, processing, packing, storing, and shipping leaf tobacco for sale to, or for the account of, manufacturers of consumer tobacco products throughout the world. Through various operating subsidiaries located in tobacco-growing countries around the world and significant ownership interests in unconsolidated affiliates, the Company processes and/or sells flue-cured and burley tobaccos, dark air-cured tobaccos, and oriental tobaccos. Flue-cured, burley, and oriental tobaccos are used principally in the manufacture of cigarettes, and dark air-cured tobaccos are used mainly in the manufacture of cigars, pipe tobacco, and smokeless tobacco products. Some of these tobacco types are also used in the manufacture of next generation tobacco products that are intended to provide consumers with
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an alternative to traditional combustible products. The Tobacco Operations segment also provides physical and chemical product testing for tobacco customers. A substantial portion of the Company’s Tobacco Operations’ revenues are derived from sales to a limited number of large, multinational cigarette and cigar manufacturers.
The Ingredients Operations segment provides its customers with a broad variety of plant-based ingredients for both human and pet consumption. The Ingredients Operations segment utilizes a variety of value-added manufacturing processes converting raw materials into a wide spectrum of fruit and vegetable juices, concentrates, dehydrated products, botanical extracts, and flavorings. Customers for the Ingredients Operations segment include large multinational food and beverage companies, smaller independent manufacturers, and retail organizations. FruitSmart, Inc. (“FruitSmart”), Silva International, Inc. (“Silva”), and Shank’s Extracts, LLC d/b/a Universal Ingredients–Shank’s (“Universal Ingredients–Shank’s”) are the primary operations for the Ingredients Operations segment. FruitSmart supplies a broad set of juices, concentrates, pomaces, purees, fruit fibers, seeds, seed powders, and other value-added products to food, beverage, and flavor companies throughout the United States and internationally. Silva procures dehydrated vegetables, fruits, and herbs from around the world and specializes in processing natural materials into custom designed dehydrated vegetable and fruit-based ingredients for a variety of end products. Universal Ingredients–Shank’s offers a diversified portfolio of botanical extracts, distillates, natural flavors, and color for industrial and private label customers worldwide, and is known for their significant vanilla expertise. Universal Ingredients–Shank’s is also equipped to offer customers custom bottling and packaging for their products.
Universal incurs corporate overhead expenses related to senior management, sales, finance, legal, and other functions that are centralized at its corporate headquarters, as well as functions performed at several sales and administrative offices around the world. These overhead expenses are currently allocated to the reportable operating segments, generally on the basis of projected annual financial and operational performance, including volumes planned to be purchased and/or processed. Management believes this method of allocation is currently representative of the value of the related services provided to the operating segments. The CODM, which has been identified as a group comprised of the Company’s Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer, currently evaluates the performance of the operating segments based on operating income after allocated overhead expenses, plus equity in the pretax earnings of unconsolidated affiliates (“Segment Operating Income”). The CODM also uses Segment Operating Income for planning, forecasting, and allocating capital and other resources to the operating segments.
Reportable segment data as of, or for, each period presented in the consolidated statements of income and comprehensive income, the consolidated balance sheets, and the consolidated statements of cash flows is as follows:

	Three Months Ended June 30, 2026			Three Months Ended June 30, 2025
	Tobacco Operations	Ingredients Operations	Consolidated	Tobacco Operations	Ingredients Operations	Consolidated
Sales and other operating revenues	$437,128	$86,651	$523,779	$504,696	$89,066	$593,762
Cost of goods sold	(367,087)	(73,604)	(440,691)	(407,867)	(71,768)	(479,635)
Selling, general and administrative expenses	(46,064)	(10,521)	(56,585)	(44,754)	(12,037)	(56,791)
Corporate overhead allocated to the segments	(21,021)	(3,186)	(24,207)	(18,840)	(3,561)	(22,401)
Equity in pretax earnings (loss) of unconsolidated affiliates(1)	510	—	510	2,435	—	2,435
Segment operating income (loss)	3,466	(660)	2,806	35,670	1,700	37,370
Deduct: Equity in pretax (earnings) loss of unconsolidated affiliates(1)			(510)			(2,435)
Restructuring and impairment costs (2)			—			(1,122)
Consolidated operating income			$2,296			$33,813

(1)Equity in pretax earnings (loss) of unconsolidated affiliates is included in segment operating income (Tobacco Operations), but is reported below consolidated operating income and excluded from that total in the consolidated statements of income and comprehensive income.
(2)Restructuring and impairment costs are excluded from segment operating income, but are included in consolidated operating income in the consolidated statements of income and comprehensive income.

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